EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Financial Guaranty Insurance Company:


     We consent to the use of our report dated January 17, 1997 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 included in the Form 8-K of Superior Bank FSB, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



                                          /s/ KPMG PEAT MARWICK LLP


New York, New York
September 16, 1997